                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                  FORM 8-K/A1

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 12, 1995



                             LaTex Resources, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                        0-13399                  73-1405081
---------------                    -------                  ----------
(State or other             (Commission File No.)        (I.R.S. Employer
jurisdiction of                                         Identification No.)
incorporation)

 4200 East Skelly Drive, Suite 1000, Tulsa, Oklahoma           74135-3234
--------------------------------------------------------------------------------
    (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code: 918-747-7000
                                                            ------------


                                Not Applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

     This Amendment No. 1 to Current Report on Form 8-K amends the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 1995, by deleting in its entirety Item 7 as set forth in the Current Report on Form 8-K as originally filed May 11, 1995 and replacing it with Item 7 as follows:

Item 7.   Financial Statements and Exhibits.
          ----------------------------------

     (a)  Financial statements of businesses acquired.
          --------------------------------------------

     Germany Oil Company Audited Financial Statements
          Reports of Independent Public Accountants
          Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Stockholders' Equity, and Consolidated Statements of Stockholder's Equity, and Consolidated Statements of Cash Flows for the Periods Ended March 31, 1995, December 31, 1994, 1993, and 1992

          Notes to Consolidated Financial Statements for the Periods Ended
               March 31, 1995, December 31, 1994, 1993, and 1992

     (b)  Pro forma financial information.
          --------------------------------

     Germany Oil Company Pro forma Financial Information
          Report of Independent Public Accountants on Pro Forma Adjustments Pro Forma Combined Balance Sheet July 31, 1994
          Pro Forma Combined Statement of Operations for the Year Ended
               July 31, 1994
          Pro Forma Combined Statement of Operations for the Six Months ended
               January 31, 1995
          Notes to Pro Forma Combined Financial Statements

     (c)  Exhibits.
          --------

  SEC
 Exhibit
   No.                 Description of Exhibits                          Page
 -------        ------------------------------------------              ----

   (1)          Underwriting Agreement
                ----------------------

                Not Applicable.

   (2)          Plan of Acquisition, Reorganization,
                Arrangement Liquidation or Succession
                -------------------------------------

                *2.1  Agreement and Plan of Merger
                dated March 31, 1995 among Germany Oil

  SEC
 Exhibit
   No.                 Description of Exhibits                          Page
 -------        ------------------------------------------              ----

                Company, a Texas corporation, LRI
                Acquisition Inc., a Delaware corporation, and LaTex Resources, Inc., a Delaware corporation.

                *2.2  Purchase and Sale Agreement dated
                March 30, 1995 between ENRON Reserve
                Acquisition Corp., a Delaware corporation,
                ENRON Capital & Trade Resources Corp.,


                a Delaware corporation, LaTex/GOC Acquisition,
                Inc., a Delaware corporation, and LaTex Resources, Inc., a Delaware corporation.

   (4)          Instruments Defining the Rights of Security
                Holders, Including Indentures
                -------------------------------------------

                *4.1 Certificate of Designation, Voting Powers and Rights of Series A Convertible Preferred
                Stock of LaTex Resources, Inc.

                *4.2 Certificate of Designation, Voting Powers and Rights of Series B Senior Convertible
                Preferred Stock of LaTex Resources, Inc.

  (16)          Letter re Change in Certifying Accountant
                -----------------------------------------

                Not Applicable.

  (17)          Letter re Director Resignation
                ------------------------------

                Not Applicable.

  (20)          Other Documents or Statements to Security
                Holders
                -----------------------------------------

                Not Applicable.

   SEC
 Exhibit
   No.                 Description of Exhibits                          Page
 -------        ------------------------------------------              ----

  (23)          Consents of Experts and Counsel
                -------------------------------

                Not Applicable.

  (24)          Power of Attorney
                -----------------

                Not Applicable.

  (27)          Financial Data Schedule
                -----------------------

                **27.1 Financial Data Schedule of Germany Oil Company, a wholly owned subsidiary of LaTex Resources, Inc.

  (99)          Additional Exhibits
                -------------------

                *28.1 Credit Agreement dated as of March 31, 1995 among Bank of America National Trust and Savings Association, LaTex Petroleum Corporation, an Oklahoma Corporation, LaTex/GOC Acquisition, Inc., a Delaware corporation, and LRI Acquisition, Inc., a Delaware corporation.

--------------------

*  Previously Filed.
** Filed Herewith.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.


                              LaTex Resources, Inc.



DATED:  November 30, 1995     By:    /s/  Jeffrey T. Wilson
                                 ---------------------------------
                                  Jeffrey T. Wilson, President

                              GERMANY OIL COMPANY

                                      and

                                   SUBSIDIARY



                                  CONSOLIDATED

                              FINANCIAL STATEMENTS

               MARCH 31, 1995, DECEMBER 31, 1994, 1993, and 1992

                                      and

                             REPORT OF INDEPENDENT

                               PUBLIC ACCOUNTANTS

                       REPORT OF INDEPENDENT ACCOUNTANTS


To The Board of Directors and Shareholders
Wanete Petroleum Company and Subsidiary:

We have audited the accompanying consolidated balance sheet of Wanete Petroleum Company and its Subsidiary (collectively referred to as the "Company" and now known as Germany Oil Company) as of December 31, 1992, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

During 1992 the Company acquired significant assets from a related entity for cash, assumption of certain debt and obligations and common stock. In addition, a significant percentage of the Company's proved oil and natural gas reserves at December 31, 1992, and the related future net revenues is concentrated in a single area of interest.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wanete Petroleum Company and its Subsidiary at December 31, 1992, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ JONATHAN COCKS

Jonathan Cocks & Associates
Certified Public Accountants
2929 N. Central Expressway, Suite 250
Richardson, Texas 75080
April 30, 1993

                            BRISCOE . ROBINSON CO.
                         CERTIFIED PUBLIC ACCOUNTANTS


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------



Board of Directors
Germany Oil Company
Tulsa, Oklahoma


We have audited the accompanying consolidated balance sheets of Germany Oil Company and Subsidiary (formerly Wanete Petroleum Company) as of March 31, 1995, December 31, 1994 and 1993 and the related consolidated statements of operations, stockholders' equity, and cash flows for the three months ended March 31, 1995 and the years ended December 31, 1994 and 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Germany Oil Company and Subsidiary as of March 31, 1995, December 31, 1994 and 1993 and the results of their operations and their cash flows for the three months ended March 31, 1995 and the years ended December 31, 1994 and 1993 in conformity with generally accepted accounting principles.


                                                /s/ BRISCOE ROBINSON CO.

                                                    BRISCOE ROBINSON CO.
                                               Certified Public Accountants


November 6, 1995
Tulsa, Oklahoma

                              GERMANY OIL COMPANY

                          Consolidated Balance Sheets




                                                               December 31,
                                      March 31,     -------------------------------------
ASSETS                                   1995          1994          1993        1992
                                     -------------  ------------  -----------  ----------

Current assets:
  Cash                                 $    42,546  $    66,576   $     8,150  $    6,607
  Accounts receivable - net              1,055,605    1,290,956     2,242,128      79,730
  Accounts receivable - employee             1,620        2,329             -       6,000
  Restricted cash                            4,470      288,029       114,125     188,568
                                       -----------  -----------   -----------  ----------

    Total current assets                 1,104,241    1,647,890     2,364,403     280,905
                                       -----------  -----------   -----------  ----------
Property, plant and equipment at cost
  (Notes 1 and 3):
  Oil and gas properties (using
   successful efforts method)           25,513,206   26,036,495    25,221,061   3,304,774
  Other depreciable assets                 135,289      135,289        83,677      49,101
  Unproved properties                      717,404      715,511       478,354           -
                                       -----------  -----------   -----------  ----------

                                        26,365,899   26,887,295    25,783,092   3,353,875

  Accumulated depreciation, depletion,
    and amortization (Note 1)           (7,274,033)  (6,074,823)   (1,250,540)   (119,046)
                                       -----------  -----------   -----------  ----------
    Net property and equipment          19,091,866   20,812,472    24,532,552   3,234,829
                                       -----------  -----------   -----------  ----------
Other assets:
  Prepaid expenses and other               411,797       36,797       224,630     161,177
                                       -----------  -----------   -----------  ----------
    TOTAL ASSETS                       $20,607,904  $22,497,159   $27,121,585  $3,676,911
                                       ===========  ===========   ===========  ==========

The accompanying notes are an integral part of these consolidated financial statements.

                              GERMANY OIL COMPANY

                          Consolidated Balance Sheets

                                                               December 31,
                                      March 31,      -------------------------------------
LIABILITIES and STOCKHOLDERS' EQUITY     1995          1994          1993        1992
                                     -------------   ------------  -----------  ----------
Current liabilities:
 Accounts payable                      $ 5,763,574    $ 6,297,289    $ 4,273,944   $   450,992
 Accrued expenses payable                  484,220        338,245        342,714        20,660
 Current portion, long-term debt
   (Note 4)                              3,530,414      3,242,315      3,475,750       897,569
 Deferred income taxes payable                   -              -              -             -
                                       -----------    -----------    -----------   -----------

  Total current liabilities              9,778,208      9,877,849      8,092,408     1,369,221
                                       -----------    -----------    -----------   -----------
Long-term liabilities:
 Deferred revenue                       14,202,996     14,329,931     16,899,926             -
 Gas balancing                             443,023        443,023        453,084             -
 Long-term debt, net of current
  portion (Note 4)                       2,354,239      3,077,683      2,760,973     1,464,333
                                       -----------    -----------    -----------   -----------

  Total long-term liabilities           17,000,258     17,850,637     20,113,983     1,464,333
                                       -----------    -----------    -----------   -----------

Redeemable preferred stock (Note 6)      1,180,000      1,180,000      1,128,350       665,000

  Total obligations                     27,958,466     28,908,486     29,334,741     3,498,554
                                       -----------    -----------    -----------   -----------

Stockholders' equity:
 Common stock (Note 6)                       9,886          9,886          9,861           131
 Additional paid-in-capital              3,544,768      3,544,768      3,582,342     1,495,217
 Retained earnings (deficit)           (10,905,216)    (9,965,981)    (5,805,359)   (1,316,991)
                                       -----------    -----------    -----------   -----------

  Total stockholders' equity
    (deficit)                           (7,350,562)    (6,411,327)    (2,213,156)      178,357
                                       -----------    -----------    -----------   -----------

  TOTAL LIABILITIES and STOCKHOLDERS'
    EQUITY                             $20,607,904    $22,497,159    $27,121,585   $ 3,676,911
                                       ===========    ===========    ===========   ===========

The accompanying notes are an integral part of these consolidated financial statements.

                              GERMANY OIL COMPANY

                     Consolidated Statements of Operations



                                                   Three Months              Years Ended December 31,
                                                       Ended        ----------------------------------------
                                                  March 31, 1995       1994           1993          1992
                                                  ---------------   -----------    -----------   -----------
Revenues:
 Oil and gas revenue                                $2,054,051      $ 8,998,725    $ 2,122,862   $   374,022
 Lease operations and management fees                  148,750          845,329        100,495        13,859
                                                    ----------      -----------    -----------   -----------

  Total operating income                             2,202,801        9,844,054      2,223,357       387,881
                                                    ----------      -----------    -----------   -----------

Operating expenses:
 Dryhole cost and leasehold abandonment                 57,669          575,328      2,829,562       580,334
 Lease operating expense                               968,433        4,412,343        568,057       107,575
 General and administrative                            354,264        1,986,948      1,696,156       600,607
 Depreciation, depletion, and amortization           1,199,210        4,883,706      1,286,693       111,421
 Interest                                              564,392        2,302,174        561,868        74,242
 Bad debts                                                   -           19,064         30,000             -
                                                    ----------      -----------    -----------   -----------

  Total operating expense                            3,143,968       14,179,563      6,972,336     1,474,179
                                                    ----------      -----------    -----------   -----------

Net operating income (loss)                           (941,167)      (4,335,509)    (4,748,979)   (1,086,298)

Other income:
 Interest income and other                               1,932           23,198         19,402        22,607
 Gain on sale of assets and other income                     -          151,872        241,209       230,673
                                                    ----------      -----------    -----------   -----------

Net income (loss) before income taxes                 (939,235)      (4,160,439)    (4,488,368)     (833,018)

 Income taxes - current (Note 7)                             -                -              -             -
 Income taxes - deferred (Note 7)                            -                -              -             -
                                                    ----------      -----------    -----------   -----------

Net income from continuing operations                 (939,235)      (4,160,439)    (4,488,368)     (833,018)

 Preferred stock dividends (Note 6)                          -           51,650        463,350             -
                                                    ----------      -----------    -----------   -----------

Net income (loss) attributable to common stock      $ (939,235)     $(4,212,089)   $(4,951,718)  $  (833,018)
                                                    ==========      ===========    ===========   ===========

The accompanying notes are an integral part of these consolidated financial statements.

                              GERMANY OIL COMPANY

                 Consolidated Statement of Stockholders' Equity

                   For the Three Months Ended March 31, 1995

                              and the Years Ended

                       December 31, 1994, 1993, and 1992


                                   Common Stock      Additional     Retained
                               --------------------    Paid-In      Earnings
                                Shares   Par Value     Capital     (Deficit)
                               --------  ----------  -----------  ------------

Balances at January 1, 1992
  as originally stated           7,500      $   75   $      925   $  (306,852)
Prior period adjustment           (620)         (6)           7      (177,121)
                               -------      ------   ----------   -----------

Balances at January 1, 1992
  as restated                    6,880          69          932      (483,973)
                               -------      ------   ----------   -----------
Issuance of common shares
  in connection with the
  acquisition of assets
  from Germany Exploration
  Company (a related party)      6,250          62    1,525,034             -
Issuance costs incurred in
  connection with the
  preferred stock
  recapitalization                   -           -      (30,749)            -

Net loss for the year                -           -            -      (833,018)
                               -------      ------   ----------   -----------

Balances at
  December 31, 1992             13,130         131    1,495,217    (1,316,991)
Common shares issued for
  stock conversion             512,070       5,121       (5,121)            -
Common stock issued             24,000         240      119,760             -
Vesting of restricted
  stock                         75,000         750      374,250             -
Common stock issued in
  exchange for oil and
  gas properties                75,000         750      369,250             -
Common stock issued in
  connection with the
  acquisition of assets
  from Hunt Oil Company        175,000       1,750    1,133,720             -
Common stock issued in
  settlement of accounts
  payable                      111,900       1,119      558,616             -


The accompanying notes are an integral part of these consolidated financial statements.

                              GERMANY OIL COMPANY

                 Consolidated Statement of Stockholders' Equity

                   For the Three Months Ended March 31, 1995

                              and the Years Ended

                       December 31, 1994, 1993, and 1992



                                    Common Stock         Additional     Retained
                              ------------------------     Paid-In      Earnings
                                 Shares     Par Value      Capital      (Deficit)
                              ------------  ----------  ------------  -------------

Net loss for the year                    -  $        -   $ (463,350)  $ (4,488,368)
                              ------------  ----------   ----------   ------------

Balances at
  December 31, 1993                986,100       9,861    3,582,342     (5,805,359)

Stock issued                         2,500          25       14,076              -

Net loss for the year                    -           -      (51,650)    (4,160,622)
                              ------------  ----------   ----------   ------------

Balances at
  December 31, 1994                988,600       9,886    3,544,768     (9,965,981)

Net loss for the three
  months ended
  March 31, 1995                         -           -            -       (939,235)
                              ------------  ----------   ----------   ------------

Balances at March 31, 1995         988,600  $    9,886   $3,544,768   $(10,905,216)
                              ============  ==========   ==========   ============

The accompanying notes are an integral part of these consolidated financial statements.

                              GERMANY OIL COMPANY

                     Consolidated Statements of Cash Flows

                                                                     Three Months             Years Ended December 31,
                                                                        Ended        ------------------------------------------
                                                                    March 31, 1995       1994           1993           1992
                                                                    ---------------  -------------  -------------  ------------
Cash flows from operating activities:

  Historical net income (loss)                                        $ (939,235)     $(4,212,089)   $(4,951,718)  $  (833,018)
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation, depletion and amortization                           1,199,210        4,883,706      1,131,494       111,421
    Preferred stock dividends                                                  -           51,650        463,350      (230,673)
    Gain on sale of oil and gas properties                                     -                -              -       (82,075)
    (Increase) Decrease in accounts receivable                           236,060          948,660     (2,156,398)
    (Increase) Decrease in accounts receivable - employee
      and related                                                              -                -              -
    (Increase) Decrease in other assets                                 (375,000)         187,833        (63,453)        1,267
    (Increase) Decrease in restricted cash                               283,559         (173,904)        74,443             -
    Increase (Decrease) in accounts payable and accrued expenses        (387,740)       2,018,876      4,704,741       (26,058)
    Increase (Decrease) in deferred income taxes payable                       -                -       (382,000)            -
                                                                      ----------      -----------   ------------   -----------

      Net cash provided by (used for) operating activities                16,854        3,704,732     (1,179,541)   (1,059,136)
                                                                      ----------      -----------   ------------   -----------
Cash flows from investing activities:

  Increase in deposits                                                         -                -              -       (4,281)
  Net purchases of property, plant, and equipment                              -       (1,173,687)   (20,470,663)    (905,532)
  Proceeds from sales of properties                                      521,396                -              -      249,680
                                                                      ----------      -----------   ------------   -----------

  Net cash provided by (used for) investing activities                $  521,396      $(1,173,687)  $(20,470,663)   $(660,133)
                                                                      ==========      ===========   ============    =========

The accompanying notes are an integral part of these consolidated financial statements.

                              GERMANY OIL COMPANY

                     Consolidated Statements of Cash Flows


                                                             Three Months
                                                                Ended                Years Ended December 31,
                                                            ---------------  -----------------------------------------
                                                            March 31, 1995       1994          1993           1992
                                                            ---------------  ------------  -------------  ------------

Cash flows from financing activities:
  Proceeds from notes payable                                 $       -      $ 1,767,171    $21,559,747    $1,900,000
  Proceeds from common stock                                          -           14,101        495,000             -
  Proceeds from redeemable preferred stock                            -                -              -       312,000
  Debt issuance cost                                                  -                -              -      (156,896)
  Principal payments                                           (562,280)      (4,253,891)      (403,000)     (145,734)
  Cash held in escrow                                                 -                -              -      (188,568)
                                                              ---------      -----------    -----------    ----------

    Net cash provided by (used for) financing activities       (562,280)      (2,472,619)    21,651,747     1,720,802
                                                              ---------      -----------    -----------    ----------

                                                                (24,030)          58,426          1,543
Net increase (decrease) in cash and cash equivalents                                                            1,533

Cash and cash equivalents at beginning of period                 66,576            8,150          6,607         5,074
                                                              ---------      -----------    -----------    ----------

Cash and cash equivalents at end of period                    $  42,546      $    66,576    $     8,150    $    6,607
                                                              =========      ===========    ===========    ==========

Supplemental disclosures of cash flow information:

Cash paid during the period for:
    Interest                                                  $ 418,417      $ 2,306,643    $   239,814    $   80,332
    Income taxes                                              $       -      $         -    $         -    $    3,085

The following is a summary of all significant non-cash investing and financing activities:

Common stock issued in exchange for oil and gas properties    $       -      $         -    $   370,000    $1,525,096
Common stock issued in connection with acquisition of assets  $       -      $         -    $ 1,135,470    $        -
Common stock issued in settlement of accounts payable         $       -      $         -    $   559,735    $        -

Disclosure of accounting policy:

  For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

The accompanying notes are an integral part of these consolidated financial statements.

                              GERMANY OIL COMPANY

                   Notes to Consolidated Financial Statements


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Germany Oil Company and subsidiary (the "Company"), a Texas corporation, is an independent energy company primarily engaged in the exploration for, the acquisition, development and operation of domestic crude oil and natural gas properties. The Company's properties are principally located in Texas, Louisiana, Mississippi, Alabama and Oklahoma.

     Principles of Consolidation
     ---------------------------

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Germany Operating Company (a Delaware corporation). All significant intercompany accounts and transactions have been eliminated in consolidation.

     Restricted Cash
     ---------------

     Under the Company's reserve-backed note agreements, the Company is required to deposit certain funds in a cash collateral account at the bank, with the bank performing as trustee. Amounts deposited in such cash collateral accounts are available only for principal and interest payments to the note holders.

     Oil and Gas Properties
     ----------------------

     The Company follows the successful efforts method of accounting for its investments in oil and gas properties. Under this method, expenditures relating to all development wells and successful exploratory wells are capitalized and amortized on a unit-of-production basis over the life of the related proved reserves. Cost centers for amortization purposes are determined on a field-by-field basis. Proved oil and gas properties are periodically assessed for impairment in value and a loss is recognized as a part of depreciation, depletion and amortization expense when impairment occurs.

     Estimated costs of future dismantlement, restoration and abandonment are amortized as part of depreciation, depletion and amortization expense.

     Oil and gas leasehold acquisition costs and costs associated with promoting the acquisition are capitalized when incurred. The Company periodically assesses its unproved properties and any impairments in value are charged to expense.

     Exploratory expenses, including geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense as incurred. Exploratory drilling costs are initially capitalized as oil and gas property but charged to expense if and when the well is determined not to have proved reserves.

                              GERMANY OIL COMPANY

                   Notes to Consolidated Financial Statements


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

     Other Property and Equipment
     ----------------------------

     Other property and equipment is depreciated on the straight-line method based upon the estimated useful lives which range from two to seven years. Gains and losses from disposition are included in operations in the period incurred.

     Capitalized Interest
     --------------------

     The Company capitalized carrying costs relating to its undeveloped oil and gas leases including interest and related financing costs. Interest of $134,560 and related financing costs of $156,896 were capitalized in 1993. Financing costs are being amortized using the straight-line method over the term of the related notes and are included in other assets net of accumulated amortization in the accompanying consolidated balance sheet.

     Deferred Revenue
     ----------------

     In connection with the acquisition of certain oil and gas properties in December 1993, the Company sold a volumetric production payment and overriding royalty interest for $15.6 million. The Company is required to deliver approximately 6.9 Bcf of natural gas and 205 Mbbl of oil from the acquired properties through August 2000 under the terms of the agreement. The Company recognizes revenues from the prepayment as deliveries of production are made. In addition, the Company borrowed $1.2 million which is required to be repaid out of the net profits of the acquired properties.

     Income Taxes
     ------------

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability approach to accounting for income taxes. There was no impact on the financial position or results of operations of the Company as a result of the change in method of accounting for income taxes.

     Natural Gas Futures Contracts
     -----------------------------

     The natural gas volumes pledged under the production payments have been hedged at a fixed price of $1.955 per Mcf for the period January 1, 1994 through December 31, 1994. Gains and losses on these contracts are recognized as the related volumes are sold based on the difference of the fixed price and a floating price of the average of the last three days sales price on the NYMEX.

                              GERMANY OIL COMPANY

                   Notes to Consolidated Financial Statements


2.   ACQUISITION OF OIL AND GAS PROPERTIES

     On December 1, 1993, the Company completed the acquisition of certain oil and gas properties from Hunt Oil Company ("Hunt") for an aggregate purchase price of $23.4 million. The Hunt properties consist of 365 crude oil and natural gas wells primarily located in Texas, Louisiana, Mississippi, Alabama and Oklahoma. The acquisition was financed from the proceeds of the sale of two non-recourse production payments to a major natural gas company for $17.1 million. Under the terms of the first production payment, valued at $15.6 million, the Company agreed to deliver to the creditor the equivalent of approximately 6.9 Bcf of natural gas and 205 Mbbl of oil from the acquired properties over a seven year period beginning November 16, 1993. The Company is responsible for all production-related costs and certain development costs. The Company is required to repay the second production payment, with interest at a rate of 10%, out of net profits from the acquired properties. The acquisition increased the Company's present value of future net revenues from proved reserves from approximately $7.3 million at December 31, 1992 to $14.435 million at December 31, 1993.

3.   OIL AND GAS PRODUCING ACTIVITIES

     The Company has interests in approximately 490 crude oil and natural gas wells (of which it operates 90 wells) and has proved reserves of 10.6 Bcf of natural gas and 867 MMbls of oil as of December 31, 1994. Set forth below is certain information regarding the aggregate capitalized costs and accumulated depreciation, depletion and amortization relating to oil and gas producing activities and property acquisitions, all of which are conducted within the United States at March 31, 1995 and December 31, 1994, 1993, and 1992:

     Capitalized Costs (Oil and Gas Properties)
     -----------------------------------------


                                                       December 31,
                                  March 31,  ------------------------------
                                     1995       1994       1993       1992
                                 ----------  ---------  ---------  --------
                                                (In thousands)

     Proved properties              $25,513    $26,036    $25,221    $3,304
     Unproved properties                717        715        478         -
     Accumulated
       depreciation,
       depletion and
       amortization                  (7,245)    (6,052)    (1,220)     (102)
                                    -------    -------    -------    ------
                                    $18,985    $20,699    $24,479    $3,202
                                    =======    =======    =======    ======

                              GERMANY OIL COMPANY

                   Notes to Consolidated Financial Statements

4.   LONG-TERM DEBT

     Long-term debt consists of the following:



                                                     December 31,
                           March 31,    --------------------------------------
                              1995          1994         1993         1992
                          -----------   -----------   -----------   ----------
     Reserve-backed
       notes               $3,432,350   $ 3,836,073   $ 3,048,333   $1,464,333
     Notes payable,
      bearing interest      2,452,303     2,483,925     2,760,000      515,569
     Other obligations              -             -       428,390            -
                           ----------   -----------   -----------   ----------

                            5,884,653     6,319,998     6,236,723    1,979,902

     Less current
      portion              (3,530,414)   (3,242,315)   (3,475,750)    (515,569)
                          -----------   -----------   -----------   ----------

                          $ 2,354,239   $ 3,077,683   $ 2,760,973   $1,464,333
                          ===========   ===========   ===========   ==========

     Aggregate maturities of long-term debt for the five years ending December 31 are as follows:

                             1994          1993         1992
                           ----------   ----------   ----------

        1993               $        -   $        -   $  382,000
        1994                        -    3,475,750      382,000
        1995                3,242,315      778,750      382,000
        1996                1,078,000    1,002,015      382,000
        1997                1,044,666      712,083      318,333
        1998                  620,000      268,125            -
        1999                  335,017            -            -
                           ----------   ----------   ----------
                           $6,319,998   $6,236,723   $1,846,333
                           ==========   ==========   ==========

     In October 1992, the Company issued $2,000,000 of 12% senior secured notes to fund the acquisition of certain assets and the assumption of certain obligations of Germany Exploration Company. The notes are collateralized by a first mortgage lien on all the oil and gas properties, including reserves, available as of the placement of the notes, and accrue interest at a 12% annual rate which commenced November 30, 1992. Principal payments are paid in equal monthly installments over five years which commenced November 30, 1992 and mature October 31, 1997. The Company may prepay the notes, in full or in part, at any time upon the payment of the notes' remaining face value and a premium which varies from 10% in 1993 to 2% in 1997.

                              GERMANY OIL COMPANY

                  Notes to Consolidated Financial Statements

4.   LONG-TERM DEBT (continued)

     The notes have the benefit of an account which will be held in the name of the Escrow Agent for the benefit of the notes into which all revenue from the collateral properties flow. Any cash flow in excess of the minimum balance required is used for the 1993 reserve-backed notes.

     In 1993, the Company issued $1,265,000 of 12% secured notes to fund reserve acquisitions and to pay accounts payable incurred as completion costs for successful wells drilled in 1993. The 1993 Notes are collateralized by a first mortgage lien or security interest covering certain oil and gas properties, prospects and agreements and contracts that the Company is entitled to receive an assignment of oil and gas wells, and available cash flow from the properties pledged by the Company to secure the 1992 Notes to the extent cash flow exceeds debt service and reserve requirements for the Notes. The 1993 Notes accrue interest at an annual rate of 12%. Interest payments are required to be paid monthly commencing July 31, 1993. The Notes will be repaid in forty-eight (48) equal monthly installments commencing September 30, 1994 and continuing through maturity of August 31, 1998. Germany may prepay the 1993 Notes at any time, in full or in part, or at any time upon the payment of the Notes' remaining face value and a premium which varies from 10% in 1993 to 2% in 1997.

     In November 1993, the Company obtained $1,560,000 in bridge notes to enable the Company to close the Hunt Oil property acquisition. The notes mature December 31, 1994 and monthly interest is paid beginning January 31, 1994 at a 15% annual rate. The remaining notes and obligations accrue interest at various annual rates, ranging from current prime to 15%, and have various maturities from January 1994 to November 1998.

5.   LEASE COMMITMENTS

     The Company leased its previous office facilities in Dallas, Texas. The term of the original Lease Agreement (the "Lease"), with extensions, expires in 1999. In connection with the April 1995 closing of the sales transaction (see Note 10), the Company assigned the Lease to a third party. The Assignment of Lease, dated June 1, 1995, conveys all of the Company's rights, title and interest in the Lease to the third party under the terms and conditions of the Lease. The Company's annual base rental obligations assigned to the third party for the remaining term of the Lease are as follows:

                             1996       $125,100
                             1997       $127,185
                             1998       $129,270
                             1999       $129,270

     The Company and the third party are jointly and severally liable to the landlord under the terms of the Consent to Assignment Agreement with the landlord.

                              GERMANY OIL COMPANY

                  Notes to Consolidated Financial Statements


6.   STOCKHOLDERS' EQUITY

     Preferred Stock
     ---------------

     At March 31, 1995, 11,800 shares of convertible, voting, redeemable, $0.01 par value preferred stock have been authorized, issued and outstanding. These shares have a liquidation preference of $10.00 per share.

     The redeemable preferred shares are entitled to a partially cumulative dividend of $15 per year on its liquidation value. The Company declared and issued preferred stock dividends of $463,350 at December 31, 1993 and $51,650 through March 31, 1995.

     Each preferred share is entitled to one vote on all matters submitted to the Company's shareholders. Any proposal to issue additional preferred or common stock or to amend the Company's Articles of Incorporation requires a two-thirds vote of the then outstanding preferred and common stock. In addition, the Company's common shareholders have agreed to vote in favor of the Company's liquidation or other disposition of the Company's assets if at any time between March 31, 1994, and March 31, 1995, a majority of the preferred shareholders vote during a period in which at least two quarterly preferred stock dividends have accumulated and remain unpaid, in favor of the liquidation or other disposition of the Company or its assets.

     Subsequent to December 31, 1993, the Company presented a proxy to the existing preferred and common shareholders and received a two-thirds vote from both groups to amend the Company's Articles of Incorporation and the terms of the existing preferred stock. Following is a summary of the revised terms:

        .  Removed restriction on issuance of additional securities.

        . Removed right to vote to liquidate the Company from March 31, 1994 to March 31, 1995 if the Company is not current on less than two quarters of preferred dividends. In a liquidation, preferred holders would only receive original investment plus accumulated dividends.

        . Change original redemption of 1/8th of preferred from March 31, 1994 to May 31, 1994.

        . Allow Company to redeem preferred stock regardless of its consolidated tangible net worth.

        . Authorize an increase in the authorized shares by 500,000 common shares and 1,000,000 preferred shares.

        .  Added a 50:1 conversion to common stock option.

                              GERMANY OIL COMPANY

                   Notes to Consolidated Financial Statements


6.   STOCKHOLDERS' EQUITY (continued)

     Common Stock
     ------------

     In July 1993, the Company's shareholders voted to increase the authorized shares of common stock from 25,000 to 2,000,000. In return, each existing shareholder received 40 shares for each share currently owned. The par value remained $.01 per share. At March 31, 1995, 988,600 such shares were issued and outstanding.

     During 1993 the Company issued 111,900 shares of common stock in settlement of certain account payables aggregating $559,735. In addition, the Company issued 75,000 shares in exchange for working interest in various wells aggregating $370,000. The Company also issued 175,000 shares of common stock in connection with the acquisition of the Hunt Oil properties, aggregating $1,135,470. These shares were issued at management's best estimate of their fair value as the stock of the Company's not publicly traded. The effects of these noncash transactions are all excluded from the accompanying consolidated statement of cash flows.

     Stock Options and Warrants
     --------------------------

     In July 1993, the Company's stockholders approved the Long-Term Incentive Plan (the "Incentive Plan") for the Company's management including officers, directors and managerial employees. The Incentive Plan authorizes the granting of non-qualified stock options to purchase common stock of the Company and the granting of restricted stock to key executives of the Company. Shares are valued at the most current price at which the Company's stock has been sold prior to the grant date.

     A provision to recognize compensation expense for the restricted stock grants is made ratably over the vesting period. Compensation expense recognized for restricted stock grants was $375,000 for the year ended December 31, 1993.

7.   INCOME TAXES

     The Company has no current federal income tax liability. Net operating losses were incurred for financial and income tax reporting purposes for the years 1992, 1993, 1994 and the three months ended March 31, 1995.

     The Company's temporary differences between the financial reporting and tax basis of its assets and liabilities are offset against unrecorded net operating loss carryforward tax benefits.

     The Company's net operating loss carryforwards expire in varying amounts from 2004 to 2008.

                              GERMANY OIL COMPANY

                   Notes to Consolidated Financial Statements


8.   RELATED PARTY TRANSACTIONS

     In connection with the acquisition of properties from Germany Exploration ("GX") in 1992, the Company agreed to pay an officer of GX a consulting fee of $5,000 per month through October 1995. This obligation has been recorded as a liability in the Company's financial statements.

     During 1993, two members of the Company's board of directors were retained as its investment banker. These members, who office with the Company, were paid approximately $239,000 in fees and commissions during 1993.

9.   OIL AND GAS RESERVES INFORMATION (UNAUDITED)

     The estimates of proved oil and gas reserves utilized in the preparation of the financial statements were estimated by independent reserve engineers. The Company emphasizes that reserve estimates of new discoveries or undeveloped properties are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Company's reserves are located onshore the continental United States.

                              GERMANY OIL COMPANY

                  Notes to Consolidated Financial Statements


9.   OIL AND GAS RESERVES INFORMATION (UNAUDITED) (continued)

     The following unaudited table sets forth proved oil and gas reserves at December 31, 1992, 1993 and 1994.


                                                1994                    1993                   1992
                                        ----------------------  ----------------------  --------------------
                                          (Bbls)     (Mcf)       (Bbls)       (Mcf)      (Bbls)     (Mcf)
                                        ---------  -----------  ---------  -----------  --------  ----------
      Proved reserves:
        Beginning of year                795,542   16,077,040    468,200    5,728,200    51,993   1,798,881
        Revisions of previous estimates  383,060   (1,901,227)  (234,439)  (2,189,450)        -           -
        Extensions and discoveries             -            -          -            -   337,658   2,158,448
        Purchases of minerals in place         -            -    597,787   13,125,222    87,549   1,870,871
        Sales of minerals in place             -            -          -            -         -           -
        Production                      (236,750)  (2,246,425)   (36,006)    (586,932)   (9,000)   (100,000)
                                        --------   ----------   --------   ----------   -------   ---------

      End of year (1)                    941,852   11,929,388    795,542   16,077,040   468,200   5,728,200
                                        ========   ==========   ========   ==========   =======   =========

     Proved developed reserves:
        Beginning of year                747,998   14,591,116    132,900    2,401,900    38,744   1,707,996
                                        ========   ==========   ========   ==========   =======   =========

      End of year                        867,449   10,643,220    747,998   14,591,116   132,900   2,401,900
                                        ========   ==========   ========   ==========   =======   =========

     (1) (Includes 204,544 Bbls of oil and 6,874,180 Mcf of gas and 95,963 Bbls of oil and 4,564,775 Mcf of gas production scheduled to be delivered to a major natural gas company under a production payment in 1993 and 1994, respectively.)

     Standardized Measure of Discounted Future Net Cash Flows Relating to Proved
     ---------------------------------------------------------------------------
     Reserves:
     --------

                                      December 31,  December 31,  December 31,
                                         1994          1993          1992
                                      ------------  ------------  ------------
                                                   (In thousands)

     Future cash flows                   $32,774       $49,435       $20,277

     Future production costs
       and development                    20,284        21,566         3,834
                                         -------       -------       -------

     Future net cash flows                12,490        27,869        16,443

     10% discount factor                   2,148         7,538         6,227

     Discounted income taxes               2,642         5,896         2,872
                                         -------       -------       -------

     Standardized measure of
      discounted future net cash flows   $ 7,700       $14,435       $ 7,344
                                         =======       =======       =======

                             GERMANY OIL COMPANY

                  Notes to Consolidated Financial Statements


10.  CHANGE OF OWNERSHIP

     Pursuant to an Agreement and Plan of Merger dated as of March 31, 1995 (the "Merger Agreement"), LaTex Resources, Inc. ("LaTex"), acquired all of the issued and outstanding capital stock of Germany Oil Company, ("Old GOC"), pursuant to a merger (the "Merger") of Old GOC with and into LRI Acquisition Corp., a newly-formed Delaware corporation (the "Surviving Subsidiary Corporation") and a wholly-owned subsidiary of LaTex.

     Pursuant to the Merger, the Surviving Subsidiary Corporation changed its name to Germany Oil Company ("New GOC"). The effective date (the "Effective Date") of the Merger was April 12, 1995. The transaction was accounted for by LaTex using the purchase method of accounting and utilizing push-down accounting.

     By virtue of the Merger, (i) each share of Old GOC common stock outstanding was converted into shares of LaTex's Common Stock at the rate of 0.160029 of a share of the LaTex Common Stock for each one share of Old GOC common stock and (ii) each share of Old GOC Original Issue Preferred Stock was converted into shares of the LaTex Series A Convertible Preferred Stock ("Series A Preferred Stock") at the rate of 10 shares of Series A Preferred Stock for each one share of Old GOC Original Issue Preferred Stock. As a result, a total of 250,000 shares of the LaTex's common stock were issued to the former common stockholders of Old GOC and a total of 11,800 shares of the LaTex's Series A Preferred Stock were issued to the former preferred stockholders of Old GOC. The ratio of the number of shares received by the former stockholders of Old GOC was determined through arms length negotiations between the Chairman of the Board and President of LaTex and the President of Old GOC.

                             LATEX RESOURCES, INC.



                              ACCOUNTANT'S REPORT

                                      and

                              GERMANY OIL COMPANY

                               PRO FORMA COMBINED

                              FINANCIAL STATEMENTS

                                 July 31, 1994

                                      and

                              THE SIX MONTHS ENDED

                                January 31, 1995

                            BRISCOE . ROBINSON CO.

                         CERTIFIED PUBLIC ACCOUNTANTS


                  Report of Independent Public Accountant's on
                  --------------------------------------------

                 Examination of Pro Forma Financial Information
                 ----------------------------------------------



To the Board of Directors and Stockholders of LaTex Resources, Inc.

We have examined the pro forma adjustments reflecting the transactions described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated balance sheet of LaTex Resources, Inc. as of July 31, 1994, and the pro forma consolidated statement of operations for the year then ended and the six months ended January 31, 1995. The July 31, 1994 historical consolidated financial statements are derived from the historical financial statements of LaTex Resources, Inc., which were audited by us. The historical statement of operations for the six months ended January 31, 1995 is derived from unaudited financial statements prepared by the Company.
The unaudited financial statements are included in the January 31, 1995 10-Q filing and are included herein by this reference. Such pro forma adjustments are based upon management's assumptions described in Notes 1, 2, and 3. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transactions occurred at August 1, 1993 and July 31, 1994. However, the pro forma consolidated financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the Notes to Pro Forma Combined Financial Statements, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated balance sheet as of July 31, 1994, and the pro forma consolidated statements of operations for the year then ended and the six months ended January 31, 1995.



                                                /s/ BRISCOE ROBINSON CO.

                                                    BRISCOE ROBINSON CO.
                                                Certified Public Accountants

November 10, 1995
Tulsa, Oklahoma

                             LATEX RESOURCES, INC.

                       Pro Forma Combined Balance Sheet

                                 July 31, 1994



                                Company      Germany Oil        New        Acquisition                    Eliminations    Company
                               Historical      Company        Credit        of ENRON        Exchange      & Push Down     Combined
          ASSETS             Consolidation  Acquisitions     Facility       Override         Offer         Accounting    Pro Forma
                             -------------  ------------    -----------   -------------   -------------   -------------  -----------

                             Notes 1 and 6      Note 2
Current assets:
  Cash                          $   208,399   $    42,546   $14,176,190    $ (8,900,000)   $ (1,742,294)   $          -  $ 3,784,841
  Accounts receivable -
   related parties                  549,314         1,620             -               -               -               -      550,934
  Accounts receivable             1,774,853     1,055,605             -               -               -               -    2,830,458
  Accounts receivable -
   other                          2,108,351             -             -               -               -               -    2,108,351
  Inventories                       221,943             -             -               -               -               -      221,943
  Other current assets               71,074             -             -               -               -               -       71,074
  Deferred loan costs -
   current                           66,757             -             -               -               -               -       66,757
  Restricted cash                         -         4,470             -               -               -               -        4,470
                                -----------   -----------  ------------   -------------   -------------   -------------  -----------
     Total current assets         5,000,691     1,104,241    14,176,190      (8,900,000)     (1,742,294)              -    9,638,828
                                -----------   -----------  ------------   -------------   -------------   -------------  -----------
Property, plant, and
 equipment, at cost:
  Oil and gas properties
    (using successful
     efforts method)             16,208,494    25,513,206     1,758,810      (1,602,996)        (58,101)    (10,888,139)  30,931,274
  Other                             898,905       135,289             -               -               -               -    1,034,194
  Unproved properties                     -       717,404             -               -               -               -      717,404
                                -----------   -----------  ------------   -------------   -------------   -------------  -----------
                                 17,107,399    26,365,899     1,758,810      (1,602,996)        (58,101)    (10,888,139)  32,682,872
 Less accumulated
  depreciation
   and depletion                  4,030,164     7,274,033             -               -               -       7,274,033    4,030,164
                                -----------   -----------  ------------   -------------   -------------   -------------  -----------
Net property, plant, and
 equipment                       13,077,235    19,091,866     1,758,810      (1,602,996)        (58,101)      (3,614,106) 28,652,708
                                -----------   -----------  ------------   -------------   -------------   -------------  -----------
Other assets:
  Goodwill                           44,753             -             -               -               -       9,929,199    9,973,952
  Deposits and other assets         125,287       411,797             -               -               -               -      537,084
  Reorganization cost, net          131,133             -             -               -               -               -      131,133
  Investments - other             2,437,968             -             -               -               -               -    2,437,968
  Deferred tax asset                308,400             -             -               -               -               -      308,400
  Deferred loan costs, net
   of current portion               133,514             -       450,000               -               -               -      583,514
                                -----------   -----------  ------------   -------------   -------------   -------------  -----------
     Total other assets           3,181,055       411,797       450,000               -               -       9,929,199   13,972,051
                                -----------   -----------  ------------   -------------   -------------   -------------  -----------
     TOTAL ASSETS               $21,258,981   $20,607,904  $ 16,385,000    $(10,502,996)   $ (1,800,395)   $  6,315,093  $52,263,587
                                ===========   ===========  ============   =============   =============   =============  ===========

See accountant's report. The accompanying notes are an integral part of these financial statements.

                             LATEX RESOURCES, INC.

                       Pro Forma Combined Balance Sheet

                                 July 31, 1994



                                Company       Germany Oil       New        Acquisition                   Eliminations    Company
   LIABILITIES and             Historical       Company        Credit       of ENRON       Exchange      & Push Down     Combined
 STOCKHOLDERS' EQUITY        Consolidation   Acquisitions     Facility       Override        Offer       Accounting      Pro Forma
                             -------------   ------------   -------------  -----------   ------------    -----------     ---------
Current liabilities:
 Accounts payable              $ 2,323,885   $  5,763,574   $          -  $          -   $          -   $          -   $ 8,087,459
 Accounts payable - other          566,522              -              -             -              -              -       566,522
 Accrued expenses payable          173,130        484,220              -             -              -              -       657,350
 Current portion of
  long-term debt                 2,908,000      3,530,414        692,000             -     (3,530,414)             -     3,600,000
 Notes payable stockholder         140,000              -              -             -              -              -       140,000
 Notes payable                           -              -              -             -         87,988              -        87,988
                               -----------   ------------   ------------  ------------    -----------   ------------   -----------

   Total current
    liabilities                  6,111,537      9,778,208        692,000             -     (3,442,426)             -    13,139,319
                               -----------   ------------   ------------  ------------    -----------   ------------   -----------


Noncurrent liabilities:
 Deferred revenue                        -     14,202,996              -   (14,202,996)             -              -             -
 Long-term debt, net of
  current portion                4,467,000      2,354,239     15,693,000             -     (2,354,239)             -    20,160,000
 Deferred income taxes             400,508              -              -             -              -              -       400,508
 Gas balancing                           -        443,023              -             -              -              -       443,023
                               -----------   ------------   ------------  ------------    -----------   ------------   -----------

   Total long-term
    liabilities                  4,867,508     17,000,258     15,693,000   (14,202,996)    (2,354,239)             -    21,003,531
                               -----------   ------------   ------------  ------------    -----------   ------------   -----------

   Total liabilities            10,979,045     26,778,466     16,385,000   (14,202,996)    (5,796,665)             -    34,142,850
                               -----------   ------------   ------------  ------------    -----------   ------------   -----------

Stockholders' equity
 Preferred stock                         -      1,180,000              -     3,700,000      3,996,270     (1,180,000)    7,696,270
 Common stock                      184,802          9,886              -             -              -         (7,386)      187,302
 Additional paid-in capital      8,692,456      3,544,768              -             -              -     (3,402,737)    8,834,487
 Treasury stock                   (275,000)             -              -             -              -              -      (275,000)
 Retained earnings
  (deficit)                      1,677,678    (10,905,216)             -             -              -     10,905,216     1,677,678
                               -----------   ------------   ------------  ------------    -----------   ------------   -----------

   Total stockholders'
    equity                      10,279,936     (6,170,562)             -     3,700,000      3,996,270      6,315,093    18,120,737
                               -----------   ------------   ------------  ------------    -----------   ------------   -----------

   TOTAL LIABILITIES and
    STOCKHOLDERS' EQUITY       $21,258,981   $ 20,607,904    $16,385,000  $(10,502,996)   $(1,800,395)   $ 6,315,093   $52,263,587
                               ===========   ============   ============  ============    ===========   ============   ===========

See accountant's report. The accompanying notes are an integral part of these financial statements.

                             LATEX RESOURCES, INC.

                  Pro Forma Combined Statement of Operations

                       For the Year Ended July 31, 1994

                                                     Company       Germany Oil      Company
                                                    Historical       Company       Combined
                                                  Consolidation    Acquisition     Pro Forma
                                                  --------------  -------------  -------------
                                                                     Note 2
Revenues:
 Oil and gas revenue                                $ 8,703,100    $ 7,747,288    $16,450,388
 Crude oil and gas marketing                          2,780,543              -      2,780,543
 Lease operations and management fees                   601,723        124,438        726,161
                                                    -----------    -----------    -----------


   Total operating income                            12,085,366      7,871,726     19,957,092
                                                    -----------    -----------    -----------


Operating expenses:
 Crude oil and gas sold                               4,953,410              -      4,953,410
 Lease operating expense                              2,216,294      3,348,815      5,565,109
 General and administrative                           2,571,661        150,000      2,721,661
 Depreciation, depletion, and amortization            2,213,823      4,000,000      6,213,823
 Interest                                               598,335      1,745,000      2,343,335
                                                    -----------    -----------    -----------


   Total operating expense                           12,553,523      9,243,815     21,797,338
                                                    -----------    -----------    -----------


Net operating income (loss)                            (468,157)    (1,372,089)    (1,840,246)

Other income:
 Equity in earnings (losses) of joint ventures
  and unconsolidated subsidiary                        (216,998)             -       (216,998)
 Gain on sale of assets                                 392,592              -        392,592
 Loss on asset write down                              (222,918)             -       (222,918)
 Interest income                                         17,046              -         17,046
                                                    -----------    -----------    -----------


Net income (loss) before income taxes                  (498,435)    (1,372,089)    (1,870,524)
Income taxes - current                                  (30,933)             -        (30,933)
Income taxes - deferred                                 (44,161)             -        (44,161)
                                                    -----------    -----------    -----------

Net income (loss)                                   $  (423,341)   $(1,372,089)   $(1,795,430)
                                                    ===========    ===========    ===========
Earnings (loss) per share                           $      (.02)   $     (5.49)   $      (.10)
                                                    ===========    ===========    ===========
Weighted average number of shares outstanding        17,434,159        250,000     17,684,159
                                                    ===========    ===========    ===========

See accountant's report. The accompanying notes are an integral part of these financial statements.

                             LaTEX RESOURCES, INC.

                  Pro Forma Combined Statement of Operations

                   For the Six Months Ended January 31, 1995

                                                     Company      Germany Oil      Company
                                                    Historical      Company       Combined
                                                  Consolidation   Acquisition     Pro Forma
                                                  --------------  ------------  -------------
                                                                     Note 2
Revenues:
 Oil and gas revenue                                $ 3,417,772    $3,576,193    $ 6,993,965
 Crude oil and gas marketing                            765,980             -        765,980
 Lease operations and management fees                   174,286       870,969      1,045,255
                                                    -----------    ----------    -----------


   Total operating income                             4,358,038     4,447,162      8,805,200
                                                    -----------    ----------    -----------


Operating expenses:
 Crude oil and gas sold                                 493,618             -        493,618
 Lease operating expense                              2,112,230     1,887,453      3,999,683
 General and administrative                           1,316,126        75,000      1,391,126
 Depreciation, depletion, and amortization              911,318     2,000,000      2,911,318
 Interest                                               405,297       872,500      1,277,797
                                                    -----------    ----------    -----------


   Total operating expense                            5,238,589     4,834,953     10,073,542
                                                    -----------    ----------    -----------


Net operating income (loss)                            (880,551)     (387,791)    (1,268,342)

Other income:
 Equity in earnings (losses) of joint ventures
  and unconsolidated subsidiary                        (197,026)            -       (197,026)
 Gain on sale of assets                                  69,200             -         69,200
 Interest income                                         46,938             -         46,938
                                                    -----------    ----------    -----------


Net income (loss) before income taxes                  (961,439)     (387,791)    (1,349,230)

Income taxes - current                                 (247,870)            -       (247,870)
Income taxes - deferred                                       -             -              -
                                                    -----------    ----------    -----------


Net income (loss)                                   $  (713,569)   $ (387,791)   $(1,101,360)
                                                    ===========    ==========    ===========

Earnings (loss) per share                           $      (.04)   $    (1.55)   $      (.06)
                                                    ===========    ==========    ===========

Weighted average number of shares outstanding        17,522,195       250,000     17,773,195
                                                    ===========    ==========    ===========

See accountant's report. The accompanying notes are an integral part of these financial statements.

                             LATEX RESOURCES, INC.

                          Notes to Pro Forma Combined

                              Financial Statements


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Summary of Pro Forma Transactions  -  The July 31, 1994 pro forma combined
     ---------------------------------
     balance sheet of the Company has been prepared assuming the Company consummated the acquisition of Germany Oil Company on July 31, 1994 along with other related transactions as described in Note 2. The pro forma combined statements of operations for the year ended July 31, 1994 and the six months ended January 31, 1995 have been prepared assuming the Company consummated the transaction on August 1, 1993.


2.   ACQUISITION OF GERMANY OIL COMPANY

     These adjustments give effect to the acquisition, at the beginning of the period, of Germany Oil Company, an ENRON override, an exchange offer and the establishment of a new credit facility;

     Acquisition of Germany Oil Company - Pursuant to an Agreement and Plan of
     ----------------------------------
     Merger dated as of March 31, 1995 (the "Merger Agreement"), LaTex Resources, Inc. (the "Company"), acquired all of the issued and outstanding capital stock of Germany Oil Company, ("Old GOC"), pursuant to a merger (the "Merger") of Old GOC with and into LRI Acquisition Corp., a newly-formed Delaware corporation (the "Surviving Subsidiary Corporation") and a wholly-owned subsidiary of the Company.

     Pursuant to the Merger, the Surviving Subsidiary Corporation changed its name to Germany Oil Company ("New GOC"). The effective date (the "Effective Date") of the Merger was April 12, 1995. The transaction will be accounted for by the Company using the purchase method of accounting.

     By virtue of the Merger, (i) each share of Old GOC common stock outstanding was converted into shares of the Company's Common Stock at the rate of
     0.160029 of a share of the Company's Common Stock for each one share of Old GOC common stock and (ii) each share of Old GOC Original Issue Preferred Stock was converted into shares of the Company's Series A Convertible Preferred Stock ("Series A Preferred Stock") at the rate of 10 shares of Series A Preferred Stock for each one share of Old GOC Original Issue Preferred Stock. As a result, a total of 250,000 shares of the Company's common stock were issued to the former common stockholders of Old GOC and a total of 11,800 shares of the Company's Series A Preferred Stock were issued to the former preferred stockholders of Old GOC. The ratio of the number of shares received by the former stockholders of Old GOC was determined through arms length negotiations between the Chairman of the Board and President of the Company and the President of Old GOC.

                             LATEX RESOURCES, INC.

                          Notes to Pro Forma Combined

                              Financial Statements


2.   ACQUISITION OF GERMANY OIL COMPANY (continued)

     The purpose of the Merger was to effect the acquisition by the Company of Old GOC and its assets, which include significant producing oil and gas properties, pursuant to a forward triangular merger. By virtue of the Merger, New GOC is now engaged in the business in which Old GOC was engaged prior to the Merger, which is the exploration for and production of oil and gas from properties in which it owns an interest.

     The preceding statements with respect to the Merger Agreement are a brief summary thereof. While the summary is accurate, it does not purport to be complete and reference is made to the Merger Agreement for a complete statement of the Merger. A copy of the Merger Agreement is filed as an Exhibit to the Current Report on Form 8-K and is incorporated herein by this reference.

     Acquisition of ENRON Override  -  On the Effective Date of the Merger and
     -----------------------------
     pursuant to a Purchase and Sale Agreement dated March 30, 1995 ("ENRON Purchase Agreement") between the Company and ENRON Reserve Acquisition Corp. and its Affiliates, the Company acquired a volumetric production payment and overriding royalty interest and all related contract rights, mortgages, vendor's liens and security interests (collectively, the "ERAC Interests") in certain Old GOC oil and gas properties. The purchase price paid by the Company to ERAC for the ERAC Interests was $8,900,000 in cash and 370,000 shares of the Company's Series B Senior Convertible Preferred Stock ("Series B Preferred Stock").

     The preceding statements with respect to the ENRON Purchase Agreement are a brief summary thereof. While the summary is accurate, it does not purport to be complete and reference is made to the ENRON Purchase Agreement for a complete statement of LaTex/GOC Acquisition's purchase of the ENRON Interests. A copy of the ENRON Purchase Agreement is filed as an Exhibit to the Current Report on Form 8-K and is incorporated herein by this reference.

     Exchange Offer  -  In connection with the Merger, the Company conducted an
     --------------
     exchange offer (the "Exchange Offer") pursuant to which the Company offered to acquire any and all of the outstanding Old GOC indebtedness ("Old GOC Notes") represented by Old GOC Reserve Backed Notes and certain secured and unsecured 1993 and 1994 Promissory Notes, in exchange for cash, shares of the Company's Series A Preferred Stock and, in certain instances, indebtedness of the Company.

                             LATEX RESOURCES, INC.

                          Notes to Pro Forma Combined

                              Financial Statements


2.   ACQUISITION OF GERMANY OIL COMPANY (continued)

     Pursuant to the Exchange Offer, on the Effective Date of the Merger, the Company acquired (or paid off) Old GOC Notes in the principal amount of approximately $5,826,514 in exchange for the payment of a total of $1,742,294 in cash, 399,627 shares of Series A Preferred Stock and $87,998 in debt.

     New Credit Facility - The acquisition of Old GOC, including the cash
     -------------------
     portion of the purchase price paid by the Company for the ERAC Interests and the cash portion of the consideration paid by the Company pursuant to the Exchange Offer, were financed through borrowings under a new credit facility pursuant to a Credit Agreement dated as of March 31, 1995 (the "Credit Agreement") between Bank of America, NT and SA ("BANK") and the Company's wholly-owned subsidiaries, LaTex Petroleum Corporation ("LaTex Petroleum"), New GOC and LaTex/GOC Acquisition ("Borrowers"). In addition, under the new credit facility the Company and the Borrowers refinanced the existing indebtedness to the Company's former principal lender.

     Under the Credit Agreement, the Bank agreed to make loans to the Borrowers
     (i) in the amount of $23,000,000 (the "Acquisition Loan") for the purposes of refinancing the Borrower's existing indebtedness, partially funding the acquisition of Old GOC and the ERAC Interests and for working capital, and
     (ii) in the amount of $2,000,000 (the "Development Loan") for additional approved development drilling, workover or recompletion work on oil and gas properties.

     The preceding statements with respect to the Credit Agreement are a brief summary thereof. While the summary is accurate, it does not purport to be complete and reference is made to the Credit Agreement for a complete statement of the Credit Agreement. A copy of the Credit Agreement is filed as an Exhibit to the Current Report on Form 8-K and is incorporated herein by this reference.

     The historical results of operations of Germany Oil Company for the year ended July 31, 1994 and the six months ended January 31, 1995 are derived from the audited financial statements of Germany Oil Company for the years ended December 31, 1993 and 1994 and the three months ended March 31, 1995.

                             LATEX RESOURCES, INC.

                          Notes to Pro Forma Combined

                              Financial Statements


2.   ACQUISITION OF GERMANY OIL COMPANY (continued)

     The pro forma depreciation, depletion and amortization expense has been adjusted by computing the Company's pro forma cost of proved oil and gas properties subject to amortization and pro forma production and proved reserves, giving effect to the purchase of the Acquisition Properties, and comparing such computation with historical amounts. The Company's pro forma depletion and amortization is calculated on the units of production method based upon pro forma production and reserve estimates provided by management. Depreciation is calculated on the straight-line method over the pro forma estimated useful lives of the respective assets. Interest expense has been calculated assuming the acquisition funds are advanced under the new credit facility at a 9.6% rate from August 1, 1993 to the date of acquisition.

     The estimated depreciable life of property and equipment is seven years.

     The following tables set forth the pro forma adjustments to the historical results of operations of the Germany Oil Company Acquisition as if Germany Oil Company was acquired August 1, 1993. The revenue, expenses, and net income shown are for the year ended July 31, 1994 and the period August 1, 1994 to January 31, 1995.

                             LATEX RESOURCES, INC.

                          Notes to Pro Forma Combined

                              Financial Statements


2.   GERMANY OIL COMPANY ACQUISITION (continued)


                              Germany Oil Company

                        For the Year Ended July 31, 1994

                                                                     Germany Oil
                                                       Pro Forma       Company
                                        Historical    Adjustments    Acquisition
                                       -------------  ------------  ------------
      Revenues:
        Oil and gas sales               $ 7,747,288   $         -    $ 7,747,288

        Lease operation and
          management fees                   124,438             -        124,438
                                        -----------   -----------    -----------

        Total operating income            7,871,726             -      7,871,726
                                        -----------   -----------    -----------

      Costs and expenses:
        Lease operating                   3,348,815             -      3,348,815
        Dry hole cost and
          lease abandonment               2,662,528    (2,662,528)             -
        General and administrative        2,137,085    (1,987,085)       150,000
        Depreciation, depletion and
          amortization                    3,899,457       100,543      4,000,000
        Interest                          1,786,887       (41,887)     1,745,000
        Bad debts                            30,000       (30,000)             -
                                        -----------   -----------    -----------

            Total costs and
              expenses                   13,864,772    (4,620,957)     9,243,815
                                        -----------   -----------    -----------

      Net income from operations         (5,993,046)    4,620,957     (1,372,089)

      Other income:
        Interest                             19,402       (19,402)             -
        Gain on sale of assets              371,209      (371,209)             -
                                        -----------   -----------    -----------

      Net income (loss) before
        income taxes                     (5,602,435)    4,230,346     (1,372,089)

      Provision for
        income taxes                              -             -              -
                                        -----------   -----------    -----------

      Net income (loss)                 $(5,602,435)  $ 4,230,346    $(1,372,089)
                                        ===========   ===========    ===========

                             LATEX RESOURCES, INC.

                          Notes to Pro Forma Combined

                              Financial Statements


2.  GERMANY OIL COMPANY ACQUISITION (continued)


                  Germany Oil Company Acquisition Properties

                   For the Six Months Ended January 31, 1995

                                                                    Germany Oil
                                                                      Company
                                                                    Acquisition
                                        Historical    Adjustments    Properties
                                       ------------  -------------  ------------
     Revenues:
       Oil and gas sales                $ 3,576,193   $         -    $3,576,193
       Lease operations and
        management fees                     870,969             -       870,969
                                        -----------   -----------    ----------

     Total operating income               4,447,162             -     4,447,162
                                        -----------   -----------    ----------

     Costs and expenses:
       Lease operating                    1,887,453             -     1,887,453
       Dry hole and lease
        abandonment                         594,551      (594,551)            -
       General and administrative         1,162,807    (1,087,807)       75,000
       Depreciation, depletion and
        amortization                      2,429,851      (429,851)    2,000,000
       Interest                           1,167,860      (295,360)      872,500
       Bad debts                             19,064       (19,064)            -
                                        -----------   -----------    ----------

         Total costs and expenses         7,261,586    (2,426,633)    4,834,953
                                        -----------   -----------    ----------

     Net income (loss) from
       operations                        (2,814,424)    2,426,633      (387,791)

      Other income:
       Interest                              23,842       (23,842)
       Gain on sale                          21,872       (21,872)            -
                                        -----------   -----------    ----------

     Income (loss) before income
       taxes                             (2,768,710)    2,380,919      (387,791)
     Provision for deferred income
       taxes                                      -             -             -
                                        -----------   -----------    ----------

     Net income (loss)                  $(2,768,710)  $ 2,380,919    $ (387,791)
                                        ===========   ===========    ==========